    As filed with the Securities and Exchange Commission on August 13, 1996

                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            _______________________
                             LEGACY SOFTWARE, INC.
               (Exact name of issuer as specified in its charter)

          Delaware                                   95-4221982
    ----------------------                     -----------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                     5340 Alla Road, Los Angeles, CA 90066
                    (Address of principal executive offices)


  OPTIONS GRANTED TO A CERTAIN CONSULTANT UNDER WRITTEN COMPENSATION AGREEMENT
                            (Nolan - 50,000 shares)
                            (Full title of the plan)


                            ARIELLA J. LEHRER, Ph.D.
                     President and Chief Executive Officer
                             Legacy Software, Inc.
             5340 Alla Road, Los Angeles, CA 90066  (310) 823-2423
           (Name, address and telephone number of agent for service)



                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                Proposed         Proposed
          Title of                                               Maximum         Maximum
         Securities                     Amount                  Offering        Aggregate        Amount of
           to be                         to be                    Price          Offering       Registration
         Registered                    Registered               Per Share         Price             Fee
- -------------------------------------------------------------------------------------------------------------
 Common Stock,                         50,000 shares (1)        $3.00             $150,000       $100.00
  $.001 par value
   Options Granted Under
   Written Compensation
   Agreement
=============================================================================================================

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the options set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company's outstanding Common Stock.


             This Registration Statement  will become  effective immediately
 upon filing  with the  Securities and Exchange Commission.   Sales of the
 registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                 Legacy Software, Inc. (the "Company" or "Registrant") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                 (a) The Company's Prospectus, dated May 14, 1996, and filed with the Commission on May 13, 1996 constituting part of the Registration Statement (File No. 333-1054);

                 (b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                 (c) The description of the Company's Common Stock, par value $.001 per share, that is contained in the Company's Registration Statement filed under Section 12 of the Exchange Act (Commission File No. 0-28330), including any amendments or reports filed for the purpose of updating such descriptions.

                 All reports and definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                 Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                 Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                 Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

                 Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including directors and officers, who are, or are threatened to be made, parties to any threatened pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

                 The Registrant's Certificate of Incorporation provides for indemnification or director of the registrant to the fullest extent permitted by the DGCL.

                 The Bylaws of the Registrant contain provisions requiring indemnification of directors and officers to the maximum extent permitted by Delaware Law.

                 The Registrant may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

                 At present, there is no pending litigation or proceeding involving a director, officers, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.

                 Not Applicable.

Item 8.  Exhibits.

                 The exhibits to the Registration Statement are listed in the
Exhibit Index elsewhere herein.

Item 9.  Undertakings.

                 The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) to reflect in any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (3) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the plan.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus required by Section 10(a)(3) of the 1933 Act, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                 Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this August 13, 1996.

                                         LEGACY SOFTWARE, INC.


                                         By:    /s/ Ariella J. Lehrer
                                            ----------------------------------
                                         Ariella J. Lehrer, Ph.D.
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ariella J. Lehrer, William E. Sliney and Stanley Wojtysiak, and each or any of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                      Title                           Date
                 ---------                                      -----                           ----
   /s/ Ariella J. Lehrer                         Chairman of the Board, President,           August 13, 1996
- ---------------------------------------------    and Chief Executive Officer
          Ariella J. Lehrer, Ph.D.               (Principal Executive Officer)


   /s/ William E. Sliney                         Chief Financial Officer Vice                August 13, 1996
- ---------------------------------------------    President of Finance,
             William E. Sliney                   Treasurer and Director
                                                 (Principal Financial and
                                                 Accounting Officer)

   /s/ Stanley Wojtysiak                         Secretary and Director                      August 13, 1996
- ---------------------------------------------
             Stanley Wojtysiak


                                                 Director                                    August   , 1996
- ---------------------------------------------
             Curtis A. Hessler

   /s/ Daniel D. Phillips                        Director                                    August 13, 1996
- ----------------------------------------------
             Daniel D. Phillips

   /s/ Arthur G. Hiller                          Director                                    August 13, 1996
- --------------------------------------------
              Arthur G. Hiller

   /s/ Ivan M. Rosenberg                         Director                                    August 13, 1996
- ---------------------------------------------
             Ivan M. Rosenberg

                                 EXHIBIT INDEX



Exhibit No.                                       Exhibit                         Page No.
- -----------                                       -------                         --------
      4.1         Option Agreement, dated November 17, 1995, between Legacy
                  Software, Inc.  and Elizabeth Nolan, M.D.  (Previously filed with the Securities and Exchange Commission as Exhibit 10.17 to the Company's Registration Statement on Form S-1 (File No.
                  333-1054) as filed February 7, 1996 and incorporated herein by reference).

      4.2         Compensation Agreement, dated November 17, 1995, between
                  Legacy Software, Inc. and Elizabeth Nolan, M.D. (Previously filed with the Securities and Exchange Commission as Exhibit
                  10.18 to the Company's Registration Statement on Form S-1
                  (File No. 333-1054) as filed February 7, 1996 and incorporated herein by reference).

     24.1 Power of Attorney for the Company relating to subsequent amendments (included on signature page herewith).